UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 29, 2007, Kintera, Inc. issued a press release announcing its financial results for the year and quarter ended December 31, 2006. The full text of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 26, 2007, the Company announced that upon the recommendation of management, the Audit Committee of the Board of Directors of the Company concluded that the Company’s unaudited interim financial statements for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 should no longer be relied upon as a result of certain unintentional errors in its revenue recognition under certain software contracts.

The Company recognized revenue prior to establishing that each undelivered element had fair value for certain software licensing contracts and in certain software hosting arrangements. The Company also recognized revenues for certain post contract support (“PCS”) for contracts at the Fundware subsidiary in advance of the renewal dates and for arrangements that were not renewed. In its Annual Report on Form 10-K, the Company will report adjustments to the timing of the recognition of revenue, and the related costs, under software contracts which contain PCS.

The Audit Committee of the Board and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Kintera, Inc. issued on March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.

Date: March 29, 2007	/s/ Richard Davidson
Richard Davidson Chief Financial Officer